Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements (Nos. 333-251223, 333-235374, 333-229965, 333-222135, 333-219885, 333-216318, 333-211245, 333-210818) on Form S-8, (No. 333-260784) on Form S-3/ASR, and (No. 333-268921) on Form S-4/A of our reports dated March 1, 2023, with respect to the consolidated financial statements of Liberty Media Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
March 1, 2023